UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2012

GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

7770 Duneville Street, Suite 11 Las Vegas, Nevada (Address of Principal Executive Offices)	89139 (Zip Code)
702-589-7475 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 (the “Amendment”) amends and supplements the Current Report on Form 8-K filed by Golden Phoenix Minerals, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (“SEC”) on February 29, 2012 (the “Prior Report”).  The purpose of the Amendment is to update and supplement the disclosure regarding the events and circumstances discussed in the Prior Report.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Except for historical information, the following disclosure in this Current Report on Form 8-K may contain certain “forward-looking” statements within the meaning of applicable United States federal securities laws.  Although such statements are based upon current expectations, they may involve certain risks and uncertainties.  Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” described in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission (the “SEC”).  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Report will in fact occur as projected.

As disclosed in the Prior Report, on January 24, 2012, the Company received a Notice of Default and Acceleration (the “Notice”) from Waterton Global Value, L.P. (“Waterton”) under that certain Senior Secured Gold Stream Credit Agreement dated September 26, 2011 between the Company and Waterton (the “Credit Agreement”) declaring the entire unpaid principal balance, plus fees, interest and costs, immediately due and payable.  The information included in the Prior Report is herein incorporated in its entirety.

Immediately following the Company’s filing of the Prior Report, on March 1, 2012 Waterton delivered another Notice of Default and Acceleration reiterating its position, but suggesting the continued desirability of engaging in a dialogue aimed at coming to a resolution.   The Company continues to refute each assertion of default.  Furthermore, the Company has made best efforts to respond to Waterton’s requests and to engage Waterton in resolution-focused discussions.  This fact notwithstanding, on March 16, 2012, Waterton sent the Company a Supplemental Notice of Default, accompanied by a Notice of Disposition of Collateral (“Supplemental Notice”), announcing its intent to sell the Company’s thirty percent (30%) interest in the Mineral Ridge Gold, LLC (“Mineral Ridge LLC”), the joint venture company that owns and operates the Mineral Ridge mine, which began producing gold in the second quarter of 2011, at a public sale, per the Supplemental Notice, to take place on April 30, 2012.

The Company intends to defend and assert any and all rights available to the full extent under applicable law and will continue to publicly disclose material developments with respect to the above-disclosed circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.
(Registrant)

Date: April 4, 2012	By: /s/ Thomas Klein
Thomas Klein, Chief Executive Officer